EXECUTION COPY








               RESIDENTIAL FUNDING MORTGAGE SECURITIES II, INC.

                                as Purchaser,

                                     and

                       RESIDENTIAL FUNDING CORPORATION

                                  as Seller









                   REVOLVING CREDIT LOAN PURCHASE AGREEMENT

                         Dated as of January 29, 1998






                           Revolving Credit Loans








[TPW: NY01:631055.6] 16069-00438  02/04/98 11:01AM

                               TABLE OF CONTENTS


                                                                          Page

                             ARTICLE IDEFINITIONS

            Section 1.1.      Definitions....................................1

       ARTICLE IISALE OF REVOLVING CREDIT LOANS AND RELATED PROVISIONS

            Section 2.1.      Sale of Revolving Credit Loans.................2
            Section 2.2.      Payment of Purchase Price......................5
            Section 2.3.      Reserved.......................................5
            Section 2.4.      Variable Funding Notes on or after the Closing
                              Date...........................................6
            Section 2.5.      Draws After an Amortization Event..............6

        ARTICLE IIIREPRESENTATIONS AND WARRANTIES;REMEDIES FOR BREACH

            Section 3.1.      Seller Representations and Warranties..........7

                         ARTICLE IVSELLER'S COVENANTS

            Section 4.1.      Covenants of the Seller.......................14

                              ARTICLE VSERVICING

            Section 5.1.      Servicing.....................................15



          ARTICLE VIINDEMNIFICATION BY THE SELLERWITH RESPECT TO THE
                            REVOLVING CREDIT LOANS

            Section 6.1.      Indemnification With Respect to the Revolving
                         CreditLoans.......................................15
            Section 6.2.      Limitation on Liability of the Seller.........15

                            ARTICLE VIITERMINATION

            Section 7.1.      Termination...................................16

                     ARTICLE VIIIMISCELLANEOUS PROVISIONS


                                    -i-
[TPW: NY01:631055.6] 16069-00438  02/04/98 11:01AM

                                                                          Page

            Section 8.1.      Amendment.....................................16
            Section 8.2.      Governing Law.................................16
            Section 8.3.      Notices.......................................17
            Section 8.4.      Severability of Provisions....................17
            Section 8.5.      Relationship of Parties.......................17
            Section 8.6.      Counterparts..................................17
            Section 8.7.      Further Agreements............................18
            Section 8.8.      Intention of the Parties......................18
            Section 8.9.      Successors and Assigns; Assignment of This
                               Agreement....................................18
            Section 8.10.     Survival......................................19



                                    -ii-
[TPW: NY01:631055.6] 16069-00438  02/04/98 11:01AM

Exhibits

Exhibit 1         Revolving Credit Loan Schedule

                                    -iii-
[TPW: NY01:631055.6] 16069-00438  02/04/98 11:01AM

     This REVOLVING CREDIT LOAN PURCHASE AGREEMENT (this "Agreement"), dated as of January 29, 1998, is made between Residential Funding Corporation (the
"Seller")  and   Residential   Funding   Mortgage   Securities   II,  Inc.  (the
"Purchaser").

                             W I T N E S S E T H :

            WHEREAS, the Seller owns Cut-off Date Loan Balances and the Related Documents for the home equity lines of credit indicated on the Revolving Credit Loan Schedule attached as Exhibit 1 hereto (collectively, the "Revolving Credit Loans"), including rights to (a) any property acquired by foreclosure or deed in lieu of foreclosure or otherwise, and (b) the proceeds of any insurance policies covering the
Revolving Credit Loans;

            WHEREAS, the parties hereto desire that the Seller sell the Cut-off Date Loan Balances of the Revolving Credit Loans to the Purchaser pursuant to the terms of this Agreement together with the Related Documents on the Closing Date, and thereafter all Additional Balances created on or after the Cut-off Date;

     WHEREAS, pursuant to the terms of the Servicing Agreement, the Master Servicer will service the Revolving Credit Loans directly or through one or more Subservicers;

            WHEREAS, pursuant to the terms of the Trust Agreement, the Purchaser will sell the Revolving Credit Loans to the Issuer in exchange for the cash proceeds of the Securities;

     WHEREAS, pursuant to the terms of the Trust Agreement, the Issuer will issue and transfer to or at the direction of the Purchaser, the Certificates;

     WHEREAS, pursuant to the terms of the Indenture, the Issuer will issue and transfer to or at the direction of the Purchaser, the Notes, secured by the Revolving Credit Loans;

            NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

     Section 1.1. Definitions. For all purposes of this Revolving Credit Loan Purchase Agreement, except as otherwise expressly provided herein or unless the context otherwise requires, capitalized terms not otherwise defined herein shall

[TPW: NY01:631055.6] 16069-00438  02/04/98 11:01AM
have the meanings assigned to such terms in the Definitions contained in Appendix A to the Indenture dated January 29, 1998 (the "Indenture"), between Home Equity Loan Trust 1998-HS1, as issuer and The Chase Manhattan Bank, as indenture trustee, which is incorporated by reference herein. All other capitalized terms used herein shall have the meanings specified herein.

                                  ARTICLE II

             SALE OF REVOLVING CREDIT LOANS AND RELATED PROVISIONS

            Section 2.1.      Sale of Revolving Credit Loans.

            (a) The Seller, by the execution and delivery of this Agreement, does hereby sell, assign, set over, and otherwise convey to the Purchaser, without recourse, all of its right, title and interest in, to and under the following, and wherever located: (i) the Revolving Credit Loans (including without limitation the Cut-off Date Loan Balances and all Additional Balances; provided, however, that following the occurrence of an Amortization Event, any subsequent loan balance represented by each Draw and interest thereon will not be deemed transferred to the Issuer, and the Seller (in such event) shall retain ownership of each loan balance represented by each such Draw made thereafter and interest thereon), all interest accruing thereon and all collections in respect thereof received on or after the Cut-off Date; (ii) property which secured a Revolving Credit Loan and which has been acquired by foreclosure or deed in lieu of foreclosure; (iii) the interest of the Seller in any insurance policies in respect of the Revolving Credit Loans; and (iv) all proceeds of the foregoing; provided, however, that the Purchaser does not assume the obligation under each Loan Agreement to fund Draws to the Mortgagor thereunder, and the Purchaser shall not be obligated or permitted to fund any such Draws, it being agreed that the Seller will retain the obligation to fund future Draws. Such conveyance shall be deemed to be made: (1) with respect to the Cut-off Date Loan Balances, as of the Closing Date; and (2) with respect to the amount of each Additional Balance created on or after the Cutoff Date, as of the later of the Closing Date and the date that the corresponding Draw was made pursuant to the related Loan Agreement, subject to the receipt by the Seller of consideration therefor as provided herein under clause (b) of Section 2.2.

            (b) In connection with such conveyance, the Seller further agrees, at its own expense, on or prior to the Closing Date with respect to the Loan Balance of the Revolving Credit Loans to indicate in its books and records that the Revolving Credit Loans have been sold to the Purchaser pursuant to this Agreement and to deliver to the Purchaser true and complete lists of all of the Revolving Credit Loans specifying for each Revolving Credit Loan (i) its account number and (ii) its Cut-off Date Loan Balance. Such lists, which form part of the Revolving Credit Loan

[TPW: NY01:631055.6] 16069-00438  02/04/98 11:01AM

Schedule, shall be marked as Exhibit 1 to this Agreement and are hereby incorporated into and made a part of this Agreement.

            (c) In connection with such conveyance by the Seller, the Seller shall on behalf of the Purchaser deliver to, and deposit with the respective Custodian, on or before the Closing Date, the following documents or instruments with respect to each Revolving Credit Loan:

                (i) the original Mortgage Note endorsed without recourse in blank or, with respect to any Revolving Credit Loan as to which the original Mortgage Note has been permanently lost or destroyed and has not been replaced, a Lost Note Affidavit;

               (ii) the original Mortgage with evidence of recording thereon, or, if the original Mortgage has not yet been returned from the public recording office, a copy of the original Mortgage certified by the public recording office in which such original Mortgage has been recorded, or a copy of such Mortgage certified by the recording office in the event the recording office keeps the original or if the original is lost;

              (iii) assignments (which may be included in one or more blanket assignments if permitted by applicable law) of the Mortgage in recordable form, in blank, executed by the Seller;

               (iv) originals of any intervening assignments of the Mortgage, with evidence of recording thereon, or, if the original of any such intervening assignment has not yet been returned from the public recording office, a copy of such original intervening assignment certified by the public recording office in which such original intervening assignment has been recorded; and

                (v) a true and correct copy of each assumption, modification, consolidation or substitution agreement, if any, relating to the Revolving Credit Loan.

            Within the time period for the review of each Mortgage File set forth in Section 2.3 of the Custodial Agreement, if a material defect in any Mortgage File is discovered which may materially and adversely affect the value of the related Revolving Credit Loan, or the interests of the Indenture Trustee (as pledgee of the Revolving Credit Loans), the Noteholders, the
Certificateholders or the Credit Enhancer in such Revolving Credit Loan, including the Seller's failure to deliver any document required to be delivered to the Custodian on behalf of the Indenture Trustee (provided that a Mortgage File will not be deemed to contain a defect for an unrecorded

[TPW: NY01:631055.6] 16069-00438  02/04/98 11:01AM
assignment under clause (iii) above if the Seller has submitted such assignment for recording or if such assignment is not required to be recorded pursuant to the terms of the following paragraph), the Seller shall cure such defect, repurchase the related Revolving Credit Loan at the Repurchase Price or substitute an Eligible Substitute Loan for the related Revolving Credit Loan upon the same terms and conditions set forth in Section 3.1 hereof for breaches of representations and warranties as to the Revolving Credit Loans. With respect to any missing Mortgage Notes referred to in Subsection 3.1(b)(xxxiv), the Seller shall have 60 days from the Closing Date to deliver the documents referred to in this Subsection 2.1(c). If such documents have not been delivered within 60 days, the Seller shall repurchase the related Revolving Credit Loan or substitute an Eligible Substitute Loan for the related Revolving Credit Loan upon the same terms and conditions set forth in Section 3.1 hereof for breaches of representations and warranties as to the Revolving Credit Loans.

            Within 60 days after the receipt by the Master Servicer of the recording information, the Seller at its own expense shall complete, or cause to be completed, in the name of the Indenture Trustee, and shall submit for recording in the appropriate public office for real property records each of the assignments referred to in clause (iii) above. While such assignment to be recorded is being recorded, the Custodian shall retain a photocopy of such assignment. If any assignment is lost or returned unrecorded to the Custodian because of any defect therein, the Seller is required to prepare a substitute assignment or cure such defect, as the case may be, and the Seller shall cause such assignment to be recorded in accordance with this paragraph. Notwithstanding the foregoing, as to any Revolving Credit Loan where the Seller is the assignee of record of the Mortgage, the assignment referred to in clause
(iii) above shall not be required to be completed and submitted for recording, if an Opinion of Counsel is provided in form and substance satisfactory to the Credit Enhancer and to each Rating Agency, to the effect that such recordation of the assignment referred to in clause (iii) above (completed in the name of the Indenture Trustee) is not required (i) to effect the sale and conveyance of the Revolving Credit Loan by the Seller to the Depositor and by the Depositor to the Issuer, or the granting and perfecting of the security interest in the Revolving Credit Loan to the Indenture Trustee as provided in the Indenture or
(ii) to defeat any ownership, security interest or other adverse claim to the Revolving Credit Loan by any creditor of the Seller or the Depositor by any purported transferee of such Revolving Credit Loan in a purported transfer thereof by the Seller or the Depositor subsequent to such sale and conveyance.

            In instances where an original Mortgage or any original intervening assignment of Mortgage was not, in accordance with clause (ii) or (iv) above, delivered by the Seller to the respective Custodian prior to or concurrently with the execution and delivery of this Agreement, the Seller will deliver or cause to be delivered the originals of such documents to such Custodian promptly upon receipt thereof.

[TPW: NY01:631055.6] 16069-00438  02/04/98 11:01AM

            The Purchaser hereby acknowledges its acceptance of all right, title and interest to the property, conveyed to it pursuant to this Section 2.1.

            (d) The parties hereto intend that the transactions set forth herein constitute a sale by the Seller to the Purchaser of all the Seller's right, title and interest in and to the Revolving Credit Loans and other property as and to the extent described above. In the event the transactions set forth herein are deemed not to be a sale, the Seller hereby grants to the Purchaser a security interest in all of the Seller's right, title and interest in, to and under the Revolving Credit Loans and such other property, to secure all of the Seller's obligations hereunder, and this Agreement shall constitute a security agreement under applicable law. The Seller agrees to take or cause to be taken such actions and to execute such documents, including without limitation the filing of all necessary UCC-1 financing statements filed in the State of Minnesota (which shall have been submitted for filing as of the Closing Date), any continuation statements with respect thereto and any amendments thereto required to reflect a change in the name or corporate structure of the Seller or the filing of any additional UCC-1 financing statements due to the change in the principal office of the Seller, as are necessary to perfect and protect the Purchaser's interests in each Revolving Credit Loan and the proceeds thereof.

            Section 2.2.      Payment of Purchase Price.

            (a) The "Purchase Price" for the Revolving Credit Loans (including the Additional Balances) shall be (1) an amount equal to $510,226,290 in immediately available funds, together with the Certificates, in respect of the Cut-off Date Loan Balances thereof and (2) in the case of each Additional Balance transferred hereunder created on or after the Cutoff Date, the principal amount of the related Draw under the Loan Agreement on the later of the Closing Date and the date of the creation of such Additional Balance.

            (b) In consideration of the sale of the Revolving Credit Loans from the Seller to the Purchaser on the Closing Date, the Purchaser shall pay to the Seller on the Closing Date by wire transfer of immediately available funds to a bank account designated by the Seller, the amount specified above in clause
(a)(1) for each Revolving Credit Loan; provided, that such payment may be on a net funding basis if agreed by the Seller and the Purchaser. With respect to each Additional Balance transferred hereunder with respect to any Revolving Credit Loan, the Issuer as assignee of the Purchaser shall pay or cause to be paid to the Seller or its designee the portion of the Purchase Price specified above in clause (a)(2) for such Additional Balance in one of the following ways, as applicable: (i) for any Collection Period during the Revolving Period, so long as an Amortization Event has not occurred, (a) a cash payment pursuant to
Section 3.03(ii) of the Servicing Agreement and Section 2.2(a)(2) hereof in an amount equal to the related Draw, if then available from Principal Collections during the related Collection Period on the Revolving Credit Loans, and (b) to the extent aggregate Draws exceed Principal Collections for such Collection Period, an increase in the aggregate

[TPW: NY01:631055.6] 16069-00438  02/04/98 11:01AM
principal amount of the Variable Funding Notes or an issuance of new Variable Funding Notes, as of the Payment Date corresponding to the Collection Period in which such Additional Balances were created, equal to the amount by which Additional Balances exceeded Principal Collections for such Collection Period, and (ii) for any Collection Period after the end of the Revolving Period, so long as an Amortization Event has not occurred, an increase in the aggregate principal amount of Variable Funding Notes or an issuance of new Variable Funding Notes as of each Payment Date in an aggregate amount equal to the total of the related Draws for the corresponding Collection Period.

            Section 2.3.      Reserved.

          Section 2.4.      Variable Funding Notes on or after the Closing Date.

            Subject to Section 4.02 of the Indenture, if at any time, the Seller holds Variable Funding Notes that have reached their Maximum Variable Funding Balance, and to the extent that the same are exchanged for Capped Funding Notes in accordance with Section 4.02 of the Indenture, the Purchaser agrees that, upon written request made by the Seller at any time, the Purchaser shall use its best reasonable efforts to cause such Capped Funding Notes held by the Seller to be registered for resale by the Seller pursuant to an effective registration statement filed by the Purchaser in accordance with, and meeting all requirements of, the Securities Act of 1933, as amended. The Purchaser shall use its best reasonable efforts to cause such registration statement to become effective with respect to such Capped Funding Notes as soon as practicable within a mutually agreed reasonable time period after the Seller's request. It is contemplated that such registration statement will be the shelf registration statement pursuant to which the Term Notes issued on the Closing Date are to be offered, or one substantially similar thereto. In connection with such registration statement and offering, the Seller shall reimburse the Purchaser for costs related thereto including registration fees, printing fees, rating fees, legal fees, accountant's fees, blue sky registration fees and expenses (if any), related expenses of the Credit Enhancer and other out-of-pocket costs, if any. In connection with such registration statement and related prospectus, the Seller shall provide the Purchaser with an updated Revolving Credit Loan Schedule and all other information reasonably necessary to assure that the statements in the prospectus with respect to the Revolving Credit Loans and the Seller (including in its capacity as servicer of the Revolving Credit Loans) are complete and correct in all material respects as of the date of sale of such Capped Funding Notes by the Seller. The registration statement shall not include any information with respect to the Credit Enhancer, except for information approved by the Credit Enhancer for use therein.

            Section 2.5.      Draws After an Amortization Event.

            In the event that an Amortization Event occurs, any Draws made on the Revolving Credit Loans thereafter shall not be deemed to be "Additional Balances" hereunder,

[TPW: NY01:631055.6] 16069-00438  02/04/98 11:01AM
and the ownership of the related balances shall be retained by the Seller. Following an Amortization Event, on any Payment Date, with respect to the related Collection Period, all Interest Collections and Principal Collections in respect of each individual Revolving Credit Loan shall be allocated on a pro rata basis as between the Issuer and the Seller, based on the relative proportions of the Loan Balance and the Excluded Amount, respectively, as of the end of the calendar month immediately prior to such Collection Period. Any losses incurred with respect to any individual Revolving Credit Loan following an Amortization Event shall be allocated on a pro rata basis between the Issuer and the Seller, based on the Loan Balance and the Excluded Amount thereof as of the date of liquidation of such Revolving Credit Loan. Notwithstanding any other provision hereof or of the Servicing Agreement, the payments and collections allocable to the Excluded Amount need not be deposited in the Custodial Account and shall not be deposited in the Distribution Account or the Payment Account, and shall be distributed by the Master Servicer to the Seller not less frequently than monthly in accordance with reasonable instructions provided by the Seller.


                                  ARTICLE III

                        REPRESENTATIONS AND WARRANTIES;
                              REMEDIES FOR BREACH

     Section 3.1. Seller Representations and Warranties. The Seller represents and warrants to the Purchaser, as of the Closing Date (or if otherwise specified below, as of the date so specified):

      (a)   As to the Seller:

     (i) The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power to own its assets and to transact the business in which it is currently engaged. The Seller is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure to so qualify would have a material adverse effect on the business, properties, assets or condition (financial or other) of the Seller;

               (ii) The Seller has the power and authority to make, execute, deliver and perform its obligations under this Agreement and all of the transactions contemplated under this Agreement, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement. When executed and delivered, this Agreement will constitute the legal, valid and binding obligation of

[TPW: NY01:631055.6] 16069-00438  02/04/98 11:01AM
      the Seller enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies;

              (iii) The Seller is not required to obtain the consent of any other Person or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except for such consents, license, approvals or authorization, or registration or declaration, as shall have been obtained or filed, as the case may be;

               (iv) The execution and delivery of this Agreement and the performance of the transactions contemplated hereby by the Seller will not violate any provision of any existing law or regulation or any order or decree of any court applicable to the Seller or any provision of the Certificate of Incorporation or Bylaws of the Seller, or constitute a material breach of any mortgage, indenture, contract or other agreement to which the Seller is a party or by which the Seller may be bound;

                (v) No litigation or administrative  proceeding of or before any court, tribunal or governmental body is currently pending, or to the knowledge of the Seller threatened, against the Seller or any of its properties or with respect to this Agreement or the Certificates which in the opinion of the Seller has a reasonable likelihood of resulting in a material adverse effect on the transactions contemplated by this Agreement;

               (vi) This Agreement constitutes a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity);

              (vii) This Agreement constitutes a valid transfer and assignment to the Purchaser of all right, title and interest of the Seller in and to the Cut-off Date Loan Balances with respect to the Revolving Credit Loans, all monies due or to become due with respect thereto, and all proceeds of such Cut-off Date Loan Balances with respect to the Revolving Credit Loans and such funds as are from time to time deposited in the Custodial Account (excluding any investment earnings thereon) as assets of the Trust and all other property specified in the definition of "Trust" as being part of the corpus of the Trust conveyed to the Purchaser by the Seller, and upon payment for the Additional Balances, will constitute a valid transfer and assignment to the Purchaser of all right, title and interest of the Seller in and to the Additional Balances, all monies

[TPW: NY01:631055.6] 16069-00438  02/04/98 11:01AM
          due or to become due with respect thereto, and all proceeds of such Additional Balances and all other property specified in the definition of "Trust" relating to the Additional Balances; and

             (viii) The Seller is not in default with respect to any order or decree of any court or any order, regulation or demand or any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Master Servicer or its properties or might have consequences that would materially adversely affect its performance hereunder.

      (b)   As to the Revolving Credit Loans:

                (i) The information set forth in the Revolving Credit Loan Schedule for such Revolving Credit Loans is true and correct in all material respects as of the date or dates respecting which such information is furnished;

               (ii) The Cut-off Date Loan Balances have not been assigned or pledged, the Seller has good and marketable title thereto and the Seller is the sole owner and holder of such Cut-off Date Loan Balances free and clear of any and all liens, claims, encumbrances, participation interests, equities, pledges, charges of security interests of any nature and has full right and authority, under all governmental and regulatory bodies having jurisdiction over the ownership of the applicable Revolving Credit Loans to sell and assign the same pursuant to this Agreement;

              (iii) The related Mortgage Note and the Mortgage have not been assigned or pledged, the Seller has good and marketable title thereto and the Seller is the sole owner and holder of the Revolving Credit Loan free and clear of any and all liens, claims, encumbrances, participation interests, equities, pledges, charges of security interests of any nature and has full right and authority, under all governmental and regulatory bodies having jurisdiction over the ownership of the applicable Revolving Credit Loans to sell and assign the same pursuant to this Agreement;

               (iv) To the best of Seller's knowledge, there is no valid offset, defense or counterclaim of any obligor under any Loan Agreement or Mortgage;

                (v) To the best of Seller's knowledge, there is no delinquent recording or other tax or fee or assessment lien against any related Mortgaged Property;


[TPW: NY01:631055.6] 16069-00438  02/04/98 11:01AM

               (vi) To the best of Seller's knowledge, there is no proceeding pending or threatened for the total or partial condemnation of the related Mortgaged Property;

              (vii) To the best of Seller's knowledge, there are no mechanics' or similar liens or claims which have been filed for work, labor or material affecting the related Mortgaged Property which are, or may be liens prior or equal to, or subordinate with, the lien of the related Mortgage, except liens which are fully insured against by the title insurance policy referred to in clause (xi);

             (viii) As of the Cut-off Date, no Revolving Credit Loan was 30 days or more delinquent;

               (ix) For each Revolving Credit Loan, the related Mortgage File contains each of the documents and instruments specified to be included therein;

                (x) The related Mortgage Note and the related Mortgage at the time it was made complied in all material respects with applicable local, state and federal laws;

               (xi) A policy of title insurance in the form and amount required by the related Seller's Agreement was effective as of the closing of each Revolving Credit Loan and each such policy is valid and remains in full force and effect, and with respect to each Revolving Credit Loan with a Cut-off Date Loan Balance greater than or equal to $50,000 a title search or other assurance of title customary in the relevant jurisdiction was obtained as to which no title insurance policy or binder was issued and with respect to the remainder of the Revolving Credit Loans as to which no title insurance policy or binder was issued or title search obtained there are no intervening liens affecting the Mortgaged Property;

              (xii) None of the Mortgaged Properties is a mobile home or a manufactured housing unit that is not permanently attached to its foundation;

             (xiii) No more than 56.8% of the Revolving Credit Loans, by Cut-off Date Loan Balance, are secured by Mortgaged Properties located in California;

              (xiv) As of the Cut-off Date the Combined Loan-to-Value Ratio for each Revolving Credit Loan was not in excess of 101%;

               (xv)     [Reserved];

              (xvi) The Seller has not transferred the Revolving Credit Loans to the Purchaser with any intent to hinder, delay or defraud any of its creditors;

[TPW: NY01:631055.6] 16069-00438  02/04/98 11:01AM

             (xvii) The minimum monthly payment with respect to any Revolving Credit Loan is not less than the interest accrued at the applicable Loan Rate on the average daily Loan Balance during the interest period relating to the date on which such minimum monthly payment is due;

            (xviii) The Seller will submit for filing or cause to be submitted for filing UCC-1 financing statements in accordance with the terms of this Agreement;

              (xix) Each Loan Agreement and each Mortgage is substantially similar to the other and is an enforceable obligation of the related Mortgagor;

               (xx) To the best of Seller's knowledge, the physical property subject to each Mortgage is free of material damage and is in good repair;

              (xxi) The Seller has not received a notice of default of any senior mortgage loan related to a Mortgaged Property which has not been cured by a party other than the related Subservicer;

          (xxii) Each of the Mortgage Notes has a substantially similar definition of Prime as the Index applicable to the Loan Rate;

          (xxiii) None of the Revolving Credit Loans are reverse mortgage loans;

             (xxiv) (A) No Revolving Credit Loan has an original term to maturity in excess of 311 months. On each date that the Loan Rates have been adjusted prior to the Cut-off Date interest rate adjustments on the Revolving Credit Loans were made in compliance with the related Mortgage and Mortgage Note and applicable law. Over the term of any Revolving Credit Loan, the Loan Rate may not exceed the related Maximum Loan Rate, if any. (B) The Revolving Credit Loans have Maximum Loan Rates which range between 14.00% and 25.00%. The Gross Margins for the Revolving Credit Loans range between 0.00% and 8.75%, and the weighted average Gross Margin for the Revolving Credit Loans is approximately 2.48% as of the Cut-off Date. As of the Cut-off Date, the Loan Rates on the Revolving Credit Loans range between 5.99% and 17.25% and the weighted average Loan Rate is approximately 9.9091%. The weighted average remaining term to scheduled maturity of the Revolving Credit Loans on a contractual basis as of the Cut-off Date Loan is approximately 226 months;

              (xxv) (A) Each Mortgaged Property with respect to the Revolving Credit Loans consists of a single parcel of real property with a single family residence erected thereon, a two-to-four family residence erected thereon, or improved by an individual condominium unit, planned unit development, townhouse or manufactured home. (B) With respect to the Revolving Credit Loans (i) approximately 18.6% (by Cut-off Date

[TPW: NY01:631055.6] 16069-00438  02/04/98 11:01AM

      Loan Balance) are secured by real property improved by individual condominium units, planned unit developments, townhouses or manufactured homes, (ii) approximately 80.4% (by Cut-off Date Loan Balance) are secured by real property with a single family residence erected thereon and (iii) approximately 1.0% (by Cut-off Date Loan Balance) are secured by real property with a two-to-four family residence;

             (xxvi) As of the Cut-off Date, the Credit Limits on the Revolving Credit Loans range between approximately $8,500 and $550,000 with an average of $42,359. As of the Cut-off Date, no Revolving Credit Loan had a principal balance in excess of $497,966 and the weighted average Credit Limit Utilization Rate, based on the Credit Limits of the Revolving Credit Loans is equal to approximately 78.1%;

            (xxvii) Approximately 2.0% and 98.0% of the Revolving Credit Loans, by aggregate principal balance as of the Cut-off Date are first and second liens, respectively;

            (xxviii) Each Subservicer meets all applicable requirements under the Servicing Agreement, is properly qualified to service the Revolving Credit Loans and has been servicing the Revolving Credit Loans prior to the Cut-off Date in accordance with the terms of the respective Subservicing Agreement;

             (xxix) For each Revolving Credit Loan, hazard insurance and flood insurance has been obtained which meets all applicable requirements of
      Section 3.04 of the Servicing Agreement;

              (xxx) There is no material default, breach, violation or event of acceleration existing under the terms of any Mortgage Note or Mortgage and no event which, with notice and expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration under the terms of any Mortgage Note or Mortgage, and no such material default, breach, violation or event of acceleration has been waived by the Seller or by any other entity involved in originating or servicing a Revolving Credit Loan;

             (xxxi) No instrument of release or waiver has been executed in connection with the Revolving Credit Loans, and no Mortgagor has been released, in whole or in part from its obligations in connection with a Revolving Credit Loan;

            (xxxii) With respect to each Revolving Credit Loan that is a second lien, either (i) no consent for the Revolving Credit Loan was required by the holder of the related prior lien or (ii) such consent has been obtained and is contained in the mortgage file;


[TPW: NY01:631055.6] 16069-00438  02/04/98 11:01AM

            (xxxiii) The Mortgage contains a customary provision for the acceleration of the payment of the unpaid principal balance of the Revolving Credit Loan in the event the related Mortgaged Property is sold without the prior consent of the mortgagee thereunder; and

            (xxxiv) The Mortgage Notes for not more than 0.2% of the Revolving Credit Loans, by Cut-off Date Loan Balance, are missing from the Mortgage File.

            Upon discovery by Seller or upon notice from the Purchaser, the Credit Enhancer, the Issuer, the Owner Trustee, the Indenture Trustee or any Custodian, as applicable, of a breach of any representation or warranty in clause (a) above which materially and adversely affects the interests of the Securityholders or the Credit Enhancer, as applicable, in any Revolving Credit Loan, the Seller shall, within 45 days of its discovery or its receipt of notice of such breach, either (i) cure such breach in all material respects or (ii) to the extent that such breach is with respect to a Revolving Credit Loan or a Related Document, either (A) repurchase such Revolving Credit Loan from the Issuer at the Repurchase Price, or (B) substitute one or more Eligible Substitute Loans for such Revolving Credit Loan, in each case in the manner and subject to the conditions and limitations set forth below.

            Upon discovery by the Seller or upon notice from the Purchaser, the Credit Enhancer, the Issuer, the Owner Trustee, the Indenture Trustee or any Custodian, as applicable, of a breach of any representation or warranty in this clause (b) above with respect to any Revolving Credit Loan, or upon the occurrence of a Repurchase Event, which materially and adversely affects the interests of any Securityholders or the Credit Enhancer, as applicable, or of the Purchaser in such Revolving Credit Loan (notice of which shall be given to the Purchaser by the Seller, if it discovers the same), notwithstanding the Seller's lack of knowledge with respect to the substance of such representation and warranty, the Seller shall, within 90 days after the earlier of its discovery or receipt of notice thereof, either cure such breach or Repurchase Event in all material respects or either (i) repurchase such Revolving Credit Loan from the Issuer at the Repurchase Price, or (ii) substitute one or more Eligible Substitute Loans for such Revolving Credit Loan, in each case in the manner and subject to the conditions set forth below. The Repurchase Price for any such Revolving Credit Loan repurchased by the Seller shall be deposited or caused to be deposited by the Master Servicer in the Custodial Account maintained by it pursuant to Section 3.02 of the Servicing Agreement.

            In the event that the Seller elects to substitute an Eligible Substitute Loan or Loans for a Deleted Loan pursuant to this Section 3.1, the Seller shall deliver to the Custodian on behalf of the Issuer, with respect to such Eligible Substitute Loan or Loans, the original Mortgage Note and all other documents and agreements as are required by Section 2.1(c), with the Mortgage Note endorsed as required by Section 2.1(c). No substitution will be made in any calendar month after the Determination Date for such month. Monthly Payments due

[TPW: NY01:631055.6] 16069-00438  02/04/98 11:01AM
with respect to Eligible Substitute Loans in the month of substitution shall not be part of the Owner Trust and will be retained by the Master Servicer and remitted by the Master Servicer to the Seller on the next succeeding Payment Date, provided that a payment at least equal to the applicable Minimum Monthly Payment for such month in respect of the Deleted Loan has been received by the Owner Trust. For the month of substitution, distributions to the Distribution Account pursuant to the Servicing Agreement will include the Monthly Payment due on a Deleted Loan for such month and thereafter the Seller shall be entitled to retain all amounts received in respect of such Deleted Loan. The Master Servicer shall amend or cause to be amended the Revolving Credit Loan Schedule to reflect the removal of such Deleted Loan and the substitution of the Eligible Substitute Loan or Loans and the Master Servicer shall deliver the amended Revolving Credit Loan Schedule to the Owner Trustee. Upon such substitution, the Eligible Substitute Loan or Loans shall be subject to the terms of this Agreement and the Servicing Agreement in all respects, the Seller shall be deemed to have made the representations and warranties with respect to the Eligible Substitute Loan contained herein set forth in Section 3.1(b) (other than clauses (viii), (xiii), (xiv) (xxiv)(B), (xxv)(B), (xxvi), and (xxvii) thereof) as of the date of substitution, and the Seller shall be obligated to repurchase or substitute for any Eligible Substitute Loan as to which a Repurchase Event has occurred as provided herein. In connection with the substitution of one or more Eligible Substitute Loans for one or more Deleted Loans, the Master Servicer will determine the amount (such amount, a "Substitution Adjustment Amount"), if any, by which the aggregate principal balance of all such Eligible Substitute Loans as of the date of substitution is less than the aggregate principal balance of all such Deleted Loans (after application of the principal portion of the Monthly Payments due in the month of substitution that are to be distributed to the Payment Account in the month of substitution). The Seller shall deposit the amount of such shortfall into the Custodial Account on the day of substitution, without any reimbursement therefor.

            Upon receipt by the Indenture Trustee on behalf of the Issuer and the Custodian of written notification, signed by a Servicing Officer, of the deposit of such Repurchase Price or of such substitution of an Eligible Substitute Loan (together with the complete related Mortgage File) and deposit of any applicable Substitution Adjustment Amount as provided above, the Custodian, on behalf of the Indenture Trustee, shall release to the Seller the related Mortgage File for the Revolving Credit Loan being repurchased or substituted for and the Indenture Trustee on behalf of the Issuer shall execute and deliver such instruments of transfer or assignment prepared by the Master Servicer, in each case without recourse, as shall be necessary to vest in the Seller or its designee such Revolving Credit Loan released pursuant hereto and thereafter such Revolving Credit Loan shall not be an asset of the Issuer.


            It is understood and agreed that the obligation of the Seller to cure any breach, or to repurchase or substitute for, any Revolving Credit Loan as to which such a breach has occurred and is continuing, shall, except to the extent provided in Section 6.1 of this

[TPW: NY01:631055.6] 16069-00438  02/04/98 11:01AM

Agreement, constitute the sole remedy respecting such breach available to the Purchaser, the Issuer, the Certificateholders (or the Owner Trustee on behalf of the Certificateholders) and the Noteholders (or the Indenture Trustee on behalf of the Noteholders) against the Seller.

            It is understood and agreed that the representations and warranties set forth in this Section 3.1 shall survive delivery of the respective Mortgage Files to the Issuer, or the Custodian.


                                  ARTICLE IV

                              SELLER'S COVENANTS

            Section 4.1. Covenants of the Seller. The Seller hereby covenants that, except for the transfer hereunder, the Seller will not sell, pledge, assign or transfer to any other Person, or grant, create, incur or assume any Lien on any Revolving Credit Loan, or any interest therein, except with respect to any Excluded Amount; the Seller will notify the Issuer, as assignee of the Purchaser, of the existence of any Lien (other than as provided above) on any Revolving Credit Loan immediately upon discovery thereof; and the Seller will defend the right, title and interest of the Issuer, as assignee of the Purchaser, in, to and under the Revolving Credit Loans against all claims of third parties claiming through or under the Seller; provided, however, that nothing in this Section 4.1 shall be deemed to apply to any Liens for municipal or other local taxes and other governmental charges if such taxes or governmental charges shall not at the time be due and payable or if the Seller shall currently be contesting the validity thereof in good faith by appropriate proceedings.


                                   ARTICLE V

                                   SERVICING

            Section 5.1. Servicing. The Seller will service the Revolving Credit Loans pursuant to the terms and conditions of the Servicing Agreement and will service the Revolving Credit Loans directly or through one or more sub-servicers in accordance therewith.



[TPW: NY01:631055.6] 16069-00438  02/04/98 11:01AM

                                  ARTICLE VI

                         INDEMNIFICATION BY THE SELLER
                  WITH RESPECT TO THE REVOLVING CREDIT LOANS

            Section 6.1. Indemnification With Respect to the Revolving Credit Loans. The Seller shall indemnify and hold harmless the Purchaser from and against any loss, liability or expense arising from the breach by the Seller of its representations and warranties in Section 3.1 of this Agreement which materially and adversely affects the Purchaser's interest in any Revolving Credit Loan or from the failure by the Seller to perform its obligations under this Agreement in any material respect, provided that the Seller shall have no obligation to indemnify the Purchaser in respect of any loss, liability or expense that arises as a result of the Purchaser's willful malfeasance, bad faith or negligence or as a result of the breach by the Purchaser of its obligations hereunder.

            Section 6.2. Limitation on Liability of the Seller. None of the directors, officers, employees or agents of the Seller shall be under any liability to the Purchaser, it being expressly understood that all such liability is expressly waived and released as a condition of, and as consideration for, the execution of this Agreement. Except as and to the extent expressly provided in the Servicing Agreement, the Seller shall not be under any liability to the Owner Trust, the Owner Trustee, the Indenture Trustee or the Securityholders. The Seller and any director, officer, employee or agent of the Seller may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.


                                  ARTICLE VII

                                  TERMINATION

          Section 7.1. Termination. The respective obligations and responsibilities of the Seller and the Purchaser created hereby shall terminate, except for the Seller's indemnity obligations as provided herein, upon the termination of the Owner Trust pursuant to the terms of the Trust Agreement.



[TPW: NY01:631055.6] 16069-00438  02/04/98 11:01AM

                                 ARTICLE VIII

                           MISCELLANEOUS PROVISIONS

            Section 8.1. Amendment. This Agreement may be amended from time to time by the Seller and the Purchaser by written agreement signed by the Seller and the Purchaser, with the consent of the Credit Enhancer (which consent shall not be unreasonably withheld).

            Section 8.2. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

          Section 8.3. Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid, addressed as follows:

            (i)   if to the Seller:

                        Residential Funding Corporation
                        8400 Normandale Lake Boulevard
                        Suite 700
                        Minneapolis, Minnesota  55437
                        Attention:  Home Equity Loan Trust 1998-HS1

          or, such other address as may hereafter be furnished to the Purchaser in writing by the Seller.

            (ii)  if to the Purchaser:

                Residential Funding Mortgage Securities II, Inc.
                        8400 Normandale Lake Boulevard
                        Suite 700
                        Minneapolis, Minnesota 55437
                        Attention:  Home Equity Loan Trust 1998-HS1

          or such other address as may hereafter be furnished to the Seller in writing by the Purchaser.

            Section 8.4. Severability of Provisions. If any one or more of the covenants, agreements, provisions of terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity of enforceability of the other provisions of this Agreement.

[TPW: NY01:631055.6] 16069-00438  02/04/98 11:01AM

          Section 8.5. Relationship of Parties. Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties hereto, and the services of the Seller shall be rendered as an independent contractor and not as agent for the Purchaser.

          Section 8.6. Counterparts. This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original and such counterparts, together, shall constitute one and the same agreement.

          Section 8.7. Further Agreements. The Purchaser and the Seller each agree to execute and deliver to the other such additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.

            Section 8.8. Intention of the Parties. It is the intention of the parties that the Purchaser is purchasing, and the Seller is selling, the Revolving Credit Loans, rather than a loan by the Purchaser to the Seller secured by the Revolving Credit Loans. Accordingly, the parties hereto each intend to treat the transaction for Federal income tax purposes as a sale by the Seller, and a purchase by the Purchaser, of the Revolving Credit Loans. The Purchaser will have the right to review the Revolving Credit Loans and the Related Documents to determine the characteristics of the Revolving Credit Loans which will affect the Federal income tax consequences of owning the Revolving Credit Loans and the Seller will cooperate with all reasonable requests made by the Purchaser in the course of such review.

            Section 8.9. Successors and Assigns; Assignment of This Agreement. This Agreement shall bind and inure to the benefit of and be enforceable by the Seller, Purchaser and their respective successors and assigns. The obligations of the Seller under this Agreement cannot be assigned or delegated to a third party without the consent of the Credit Enhancer and the Purchaser, which consent shall be at the Credit Enhancer's and the Purchaser's sole discretion, except that the Purchaser and the Credit Enhancer acknowledge and agree that the Seller may assign its obligations hereunder to any Affiliate of the Seller, to any Person succeeding to the business of the Seller, to any Person into which the Seller is merged and to any Person resulting from any merger, conversion or consolidation to which the Seller is a party. The parties hereto acknowledge that the Purchaser is acquiring the Revolving Credit Loans for the purpose of contributing them to the Issuer. Pursuant to the terms of the Trust Agreement, the Issuer will issue and transfer to or at the direction of the Purchaser, the Certificates and pursuant to the terms of the Indenture, the Issuer will issue and transfer to or at the direction of the Purchaser, the Notes secured by the Revolving Credit Loans. As an inducement to the Purchaser to purchase the Revolving Credit Loans, the Seller acknowledges and consents to (i) the assignment by the Purchaser to the Issuer of all of the Purchaser's rights against the Seller pursuant to this Agreement insofar as such rights relate to Revolving Credit Loans transferred to the Issuer and to the enforcement or exercise of any right or

[TPW: NY01:631055.6] 16069-00438  02/04/98 11:01AM
remedy against the Seller pursuant to this Agreement by the Issuer, (ii) the enforcement or exercise of any right or remedy against the Seller pursuant to this Agreement by or on behalf of the Issuer and (iii) the Issuer's pledge of its interest in this Agreement to the Indenture Trustee and the enforcement by the Indenture Trustee of any such right or remedy against the Seller following an Event of Default under the Indenture. Such enforcement of a right or remedy by the Issuer or the Indenture Trustee, as applicable, shall have the same force and effect as if the right or remedy had been enforced or exercised by the Purchaser directly.

          Section 8.10. Survival. The representations and warranties made herein by the Seller and the provisions of Article VI hereof shall survive the purchase of the Revolving Credit Loans hereunder.

[TPW: NY01:631055.6] 16069-00438  02/04/98 11:01AM

            IN WITNESS WHEREOF, the Seller and the Purchaser have caused their names to be signed to this Revolving Credit Loan Purchase Agreement by their respective officers thereunto duly authorized as of the day and year first above written.

                          RESIDENTIAL FUNDING MORTGAGE
                                SECURITIES II, INC.
                                  as Purchaser


                                    By:
                                    Name: Diane Wold
                                    Title:      Vice President



                         RESIDENTIAL FUNDING CORPORATION
                                          as Seller


                                    By:
                                    Name:
                                    Title:


[TPW: NY01:631055.6] 16069-00438  02/04/98 11:01AM

                                   Exhibit 1

                        REVOLVING CREDIT LOAN SCHEDULE



                          TO BE PROVIDED UPON REQUEST


[TPW: NY01:631055.6] 16069-00438  02/04/98 11:01AM